Exhibit 10.3

June 17, 2019

Fellow Shareholders,

The Nightfood ice cream national rollout is on track and in full swing, and we couldn’t be more excited. We’ve achieved amazing things since manufacturing our first pint less than six months ago. Nightfood will soon be available in many new cities throughout the Midwest and the Northeast.

We’ve been investing in building the inventory required to meet the significant demand increases expected from these new distribution deals and growing consumer demand. In May, we completed our 3rd production run. Our 4th will take place in July and will be our largest to date.

In addition to finalizing major promotion and distribution deals, we found out earlier this month that Nightfood was named a finalist in the World Dairy Innovation Awards in three categories: Best Ice Cream, Best Dairy Dessert, and Best New Brand.

The winners will be announced on June 26th at the Global Dairy Congress in Lisbon, Portugal, where I’ll be speaking on June 27th. Having been named is a great honor and confirms the impact of the problem we’re solving for today’s consumer. I’m excited to think about what a win in any or all of those categories could mean for our brand.

Since our investor conference call on May 28th, we’ve fielded e-mails from shareholders in response to recent market activity.

I’ve been asked “What’s wrong with the company?” as though a decline in the stock price indicates a new operational problem. I remind people that stock price is not a thermometer. An up day or up-trend doesn’t necessarily mean we’re doing great, and a down day or trend doesn’t mean things are going badly where it counts: inside the business.

Some shareholders indicated they’re buying more at these lower share prices, others are concerned about any long-term implications, some have sold. But it seems everybody wants to know why the share price dropped in the past few weeks.

I understand the curiosity. But, like you, I don’t know.

Some suggested my discussion on the May conference call of profits, revenues, and uplisting might have spooked some people. Maybe some felt that sounded like fluff or was too good to be true. I don’t know and I won’t pretend to know.

What I do know (and what I’m focused on) is the growth we are creating daily inside the business. I see how the marketplace is responding to our product. We have major promotions planned, game-changing strategic deals in the works, and established distribution coming in many new key strategic markets throughout the country.

We’re projecting a profitable Q4, with over $3,000,000 in quarterly revenue, plus distribution commitments from several of the largest supermarket chains in the country. I can’t concern myself with whether that kind of progress might spook or scare some people…that’s what we’re working towards, that’s what we’re expecting, and that’s what we’re communicating to our investors.

We can’t predict exactly what this kind of second half will convey as far as market cap or share price, as the market is obviously unpredictable and often irrational. Our share price this year has proven to be quite volatile in both directions, as though investors understand the massive upside of what we’re working towards, but are less than certain of our ability to succeed.

As I mentioned on the call, our plan will reveal itself more clearly over the next several weeks. Coming announcements will help investors understand why we’re so excited about the next two quarters, and why I’m comfortable talking about things like growing revenues, profitability, and uplisting.

Think about how many millions of American consumers value both better sleep and better nutrition. Nightfood is the only company meeting the consumer where those two key pillars of health intersect.

I believe Nightfood will be the next billion-dollar consumer brand.

Sincerely,

Sean Folkson
Founder and Chief Executive Officer

Nightfood Holdings, Inc.

This letter may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “may,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘approximates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘intends’’ and ‘‘hopes’’ and variations of such words and similar expressions are intended to identify such forward-looking statements. We have based these statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Such forward-looking statements involve risk and uncertainties, including, but not limited to, the acceptance of our products by retailers and end-users, commercialization risks, availability of financing and results of financing efforts, and general economic conditions. Further information regarding these and other risks, as well as other information about the Company, is described from time to time in the Company’s filings with the SEC, which can be accessed at www.sec.gov.

This letter should be read in conjunction with the Company’s annual, quarterly and other reports and schedules filed with the Securities and Exchange Commission from time to time, including the Company’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2018.